EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

as of June 30, 2006

American Graphics, Inc., incorporated under the laws of Georgia;

Cadmus Delaware, Inc., incorporated under the laws of Delaware;

Cadmus Direct Marketing, Inc., incorporated under the laws of North Carolina;

Cadmus Financial Distribution, Inc., incorporated under the laws of Virginia;

Cadmus Government Publication Services, Inc., incorporated under the laws of Virginia;

Cadmus Hong Kong Limited, incorporated under the laws of Hong Kong;

Cadmus Interactive, Inc., incorporated under the laws of Georgia;

Cadmus International Holdings, Inc., incorporated under the laws of Virginia;

Cadmus Investments LLC, formed under the laws of Delaware;

Cadmus Journal Services, Inc., incorporated under the laws of Virginia;

Cadmus KnowledgeWorks International Ltd., incorporated under the laws of the Republic of Mauritius;

Cadmus Marketing Group, Inc., incorporated under the laws of Virginia;

Cadmus Marketing, Inc., incorporated under the laws of Virginia;

Cadmus Marketing UK Limited, incorporated under the laws of the United Kingdom;

Cadmus/O’Keefe Marketing, Inc., incorporated under the laws of Virginia;

Cadmus Printing Group, Inc. incorporated under the laws of Virginia;

Cadmus Receivables Corp., incorporated under the laws of Virginia;

Cadmus Technology Solutions, Inc., incorporated under the laws of Virginia;

Cadmus UK, Inc., incorporated under the laws of Virginia;

CDMS Management LLC, formed under the laws of Delaware;

Expert Graphics, Inc., incorporated under the laws of Virginia;

Garamond/Pridemark Press, Inc., incorporated under the laws of Maryland;

KnowledgeWorks Global Limited, incorporated under the laws of the Republic of India;

Old TSI, Inc., incorporated under the laws of Georgia;

Port City Press, Inc., incorporated under the laws of Maryland;

Science Craftsman Incorporated, incorporated under the laws of New York;

Vaughan Printers, Inc., incorporated under the laws of Florida;

VSUB Holding Company, incorporated under the laws of Virginia;

Washburn Graphics, Inc., incorporated under the laws of North Carolina;

Washburn of New York, Inc., incorporated under the laws of New York.